Exhibit 10.11

EXECUTION VERSION

[*] Indicates that certain information in this exhibit has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
FIRST AMENDMENT TO NIKOLA TECHNOLOGY LICENSE AGREEMENT
This FIRST AMENDMENT TO NIKOLA TECHNOLOGY LICENSE AGREEMENT (this “Amendment”) is made and entered into as of June 17, 2022, by the undersigned, pursuant to that certain Nikola Technology License Agreement, dated as of April 9, 2020 (the “Agreement”), by and between Nikola Iveco Europe GmbH (former Nikola Iveco Europe B.V.) (“JVC”), and Nikola Corporation, a Delaware corporation (“Nikola”) and Iveco S.p.A., a Società per Azioni organized and existing under the laws of Italy (“Iveco”) (solely with respect to Sections 4.3, 4.4, 4.5 and 4.6).
WHEREAS, Nikola, JVC and Iveco entered into that certain Nikola Technology License Agreement, dated as of April 9, 2020 (the “Agreement”);
WHEREAS, pursuant to Section 15.7 of the Agreement, the Agreement may be amended upon the written agreement of JVC, Iveco and Nikola; and
WHEREAS, JVC, Nikola and Iveco desire to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
1.First Whereas. First Whereas of the Agreement is deleted in its entirety and replaced with the following:
“Whereas, JVC is a company established by Nikola Corporation and Iveco based on the Master Industrial Agreement dated as of September 3, 2019 (the “Master Agreement”) and European Alliance Agreement dated as of September 30, 2019 (the “EAA”) and Shareholder’s Agreement dated as of August 7, 2020 (the “Shareholder’s Agreement”) for the purposes of designing, development, engineering and manufacturing of battery-electric heavy-duty trucks (“BEV”) and hydrogen heavy-duty trucks (“FCEV”) in the Territory;”

2.[*]
3.[*]
4.[*]
5.Section 13.1. Section 13.1 of the Agreement is deleted in its entirety and replaced with the following:
“This Agreement will remain in effect for the duration of the Shareholder’ Agreement.”
6.Section 13.2. Section 13.2 of the Agreement is deleted in its entirety and replaced with the following:

This Agreement may be terminated by:
(i) mutual agreement of the Parties, or
(ii) subject to any applicable notice and cure periods, the election of any of the Parties to terminate the Agreement because of material breach by the other Party of
a.this Agreement, or
b.any other Ancillary Agreement
Notwithstanding anything herein to the contrary, any license granted hereunder is irrevocable and will survive any such termination (solely until termination or expiration of the final term of the Shareholder’s Agreement).
7. Section 14.1. Section 14.1 of the Agreement is deleted in its entirety and replaced with the following:
“Consequences of termination of this Agreement are set forth in the Shareholder’s Agreement.”
8. Section 15.13 – Annexes. Annex F (Scope of the activity of development unit) is hereby added.
9. Annex B – Patents; Nikola shall update Annex B periodically. Annex B to the Agreement is deleted in its entirety and replaced by the Annex B – Patents; Nikola shall update Annex B periodically attached hereto.
10. Annex C – Technical Documentation. Annex C to the Agreement is deleted in its entirety and replaced by the Annex C – Technical Documentation attached hereto.
11. Annex D – List of Parts and Components in the First, Second and Third Category of Parts and Components; Nikola shall update Annex D periodically. Annex D to the Agreement is deleted in its entirety and replaced by the Annex D – List of Parts and Components in the First, Second and Third Category of Parts and Components; Nikola shall update Annex D periodically attached hereto.
12. Annex F – Scope of the activity of development unit. Annex F to the Agreement is newly added to the Agreement as attached hereto.
13. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of England and Wales.
14. Effectiveness. This Amendment shall become effective as of the date first set forth above.
15. Effect of this Amendment. In the event of any conflict or inconsistency between the Agreement and this Amendment, this Amendment shall prevail and control. Except as specifically amended as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.
16. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

IVECO S.p.A.

By:	/s/ Luca Sra
Name:	Luca Sra
Title:	CEO

NIKOLA IVECO EUROPE GMBH

By:	/s/ Diego Borghese
Name:	David Borghese
Title:	CEO, Nikola Iveco Europe Gmbh

By:	/s/ Ryan Murry
Name:	Ryan Murry
Title:	CFO, Nikola Iveco Europe GmbH

NIKOLA CORPORATION

By:	/s/ Michael Lohscheller
Name:	Michael Lohscheller
Title:	President, Nikola Motor

SIGNATURE PAGE
FIRST AMENDMENT TO NIKOLA TECHNOLOGY LICENSE AGREEMENT

Annex B
First Amendment to Nikola Technology License Agreement

Annex C
First Amendment to Nikola Technology License Agreement

Annex D
First Amendment to Nikola Technology License Agreement

Annex F
First Amendment to Nikola Technology License Agreement